UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2017

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On May 3, 2017, Denbury Resources Inc. (the “Company”) entered into a Fourth Amendment (the “Amendment”) to its December 9, 2014 Amended and Restated Credit Agreement among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (the “Credit Agreement”) in connection with its regularly scheduled May 2017 borrowing base redetermination (the “Redetermination”).

The Amendment revised certain terms and financial performance covenants through the remaining term of the Credit Agreement, which matures December 9, 2019, in order to provide more flexibility in managing the credit extended by the Company’s lenders. The Amendment included the following:

•	Eliminating the consolidated total net debt to consolidated EBITDAX maintenance covenants that were scheduled to be reinstated starting in 2018 through the remaining term of the facility;

•
Extending the existing consolidated senior secured debt to consolidated EBITDAX maintenance covenant through the remaining term of the facility, with such ratio not to exceed 3.0 to 1.0 through the first quarter of 2018, and thereafter not to exceed 2.5 to 1.0. Currently, only debt under the Credit Agreement is considered consolidated senior secured debt for purposes of this ratio;

•
Extending the existing minimum permitted ratio of consolidated EBITDAX to consolidated interest charges of 1.25 to 1.0 through the remaining term of the facility, as it previously would have expired after the fourth quarter of 2017; and

•
Increasing the applicable margin for ABR Loans and LIBOR Loans by 50 basis points such that the margin for ABR Loans now ranges from 1.5% to 2.5% per annum and the margin for LIBOR Loans now ranges from 2.5% to 3.5% per annum.

The requirement to maintain a current ratio of 1.0 to 1.0 was not amended, and so remains in place. Also, incurrence of additional debt in connection with certain events remains subject to a Total Leverage Test unless the consolidated total net debt to consolidated EBITDAX ratio is reduced on a pro forma basis by the event. The Redetermination resulted in a reaffirmation of the borrowing base and commitment level of $1.05 billion. A total of $355 million of borrowings and $72 million of letters of credit were outstanding under the Credit Agreement as of March 31, 2017. The Company’s next scheduled borrowing base redetermination will occur on or about November 1, 2017.

Capitalized terms used in this Item 1.01 and not defined have the respective meanings given to such terms in the Amendment or the Credit Agreement, as applicable. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On May 4, 2017, the Company issued a press release announcing its 2017 first quarter financial and operating results. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission (unless otherwise specifically provided therein), whether or not filed under the Securities Act of 1933, as amended, or the 1934 Act, regardless of any general incorporation language in any such document.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Amendment provided in Item 1.01 above is incorporated by reference in this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*
Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2017, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

99.1*	Denbury Press Release, dated May 4, 2017.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: May 4, 2017	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2017, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

99.1	Denbury Press Release, dated May 4, 2017.